Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”), dated as of October , 2016 between Amarantus Biosciences Holdings, Inc. ("Borrower") by and among (a) Xpress Group International Limited (“Xpress”), Dominick Membership, LLC ("Dominick") and together with Xpress, "Purchasers" and each, a "Purchaser") for the benefit of Purchasers referred to below (it being understood that subject to the terms of the Purchase Agreement (as defined below), any right, remedy, privilege or power of Purchasers shall be exercised by each Purchaser together or individually.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of even date herewith, by and among the a) the Purchasers on the one hand, and (b) Borrower, on the other hand (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Purchase Agreement"), the Borrower has agreed to sell to Purchasers, and Purchasers have agreed to purchase, the Notes upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of Purchasers to purchase the Notes that the Borrower shall have executed and delivered this Agreement (as defined herein) to secure payment and performance of the Obligations.

WHEREAS, as a partial inducement to the Purchasers to enter into the Purchase Agreement, Borrower has agreed to provide security for payment of the Obligations.

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Loan Agreement, the parties hereto agree as follows:

1.           Pledge. In order to secure the payment and performance in full of all of the Note, Borrower hereby pledges, assigns, grants a security interest in, transfers and delivers unto the Purchaser all of Borrower’s right, title and interest in and to 5.5 million restricted shares of Avant Diagnostics, Inc. common stock owned by the Borrower. (the “Pledged Stock” or the “Collateral”), together with all other rights appurtenant to the Pledged Stock (excluding voting rights which shall be maintained by the Borrower), as well as all cash and non-cash proceeds of any and all of the foregoing. The Borrower shall cause to have issued within 5 days of closing, certificates totaling 5.5 million shares of the Pledged Stock in pro-rata proportion to each Purchaser's investment amount.

2.           Custody. Until payment in full of the Note, the Purchasers will hold physical possession of the certificates representing the Pledged Common Stock and will not sell transfer or otherwise dispose of the stock other than as contemplated in the Purchase Agreement.

3.           Representations and Warranties. Borrower hereby agrees that each delivery of Pledged Common Stock shall constitute a representation and warranty to the Purchasers that as of the date thereof:

(a)         Borrower is the sole holder of record and beneficial owner of the Pledged Common Stock free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever ("Lien") thereon or affecting the title thereto, other than security interest granted to certain secured creditors (the “Secured Investors”) of the Borrower (herein represented by the Delafield Investments, the “Collateral Agent”), all of whom agree to release the Pledged Stock to the Purchaser in the event of an event of default as defined in the Purchase Agreement. .

(b)         The Pledged Common Stock has been duly authorized and validly issued by each of the respective issuers and are fully paid and non-assessable, and Borrower has the right and all requisite authority to pledge, assign, grant a security interest in, transfer and deliver the Collateral to the Purchaser as provided herein.

(c)         This Agreement has been duly authorized, executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

(d)         No consent, approval, authorization or other order of any person or entity other than the approval of the Collateral Agent pursuant to the inter-creditor agreement (“Original ICA”) dated as of April 14, 2016, as amended with the inter-creditor agreement executed concurrently with the Purchase Agreement (“First Amended ICA”) with approval having been evidenced, is required for (i) the execution and delivery of this Agreement by Borrower or the delivery by Borrower of the Collateral to the Purchaser as provided herein except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

(e)         Upon the delivery to the Purchaser of the certificates representing the Pledged Common Stock, the Purchaser will have a valid and perfected security interest therein subject to no prior Lien.

(f)          There are no rights, options, warrants or privileges outstanding with respect to the Pledged Common Stock.

The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

4.           Rights of Borrower. Unless an Event of Default under the Purchase Agreement shall have occurred and be continuing:

(a)         Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, that Borrower shall not exercise or refrain from exercising such right if, in the Purchaser's judgment, such action would have a material adverse effect on the value of the Pledged Common Stock or any part thereof, and provided, further, that Borrower shall give the Purchaser at least five days' prior written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any such right.

(b)         All dividends and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to the Purchaser and held by it subject to the lien created by this Agreement.

5.           Covenants. Borrower covenants and agrees that until the termination of this Agreement:

(a)         Borrower will not, without the prior written consent of the Purchaser, sell, assign, transfer, mortgage, pledge or otherwise encumber any of its rights in or to the Collateral or any dividends or other distributions or payments with respect thereto or grant a Lien on any thereof.

(b)         Borrower will, at its own expense, execute, acknowledge and deliver all such instruments and take all such action as the Purchaser from time to time may reasonably request in order to ensure to the Purchaser the benefits of the first priority Lien on and to the Collateral intended to be created by this Agreement.

(c)         Borrower will defend the title to the Collateral and the Lien of the Purchaser thereon against the claim of any person or entity claiming against or through Borrower and will maintain and preserve such Lien so long as this Agreement shall remain in effect.

6.           Remedies.

(a)         Upon the occurrence of an Event of Default under the Note, then or at any time during the continuance of such occurrence, the Purchaser is hereby authorized and empowered, at its election, to exercise any and all rights and remedies hereunder, under any other security agreement securing the Note or otherwise available under law, in any order or simultaneously, including, but not limited to, the right (i) to exercise all voting rights with respect to the Pledged Stock, (ii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto, (iii) to sell in one or more sales the whole or any part of the Collateral, subject to any legal restrictions, or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Obligations in such order as the Purchaser shall determine, and otherwise act with respect to the Collateral as if the Purchaser were the outright owner thereof, Borrower hereby irrevocably constituting the Purchaser as its proxy and attorney-in-fact, with full power of substitution to do so.

(b)         Borrower agrees that it will not at any time use any law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Borrower waives the benefit of all such laws to the extent it lawfully may do so. Borrower agrees that it will not interfere with any right, power and remedy of the Purchaser provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Purchaser of any one or more such rights, powers or remedies. No failure or delay on the part of the Purchaser to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon Borrower by the Purchaser with respect to any such remedies, shall operate as a waiver thereof, or limit or impair the Purchaser's right to take any action or to exercise any power or remedy hereunder without notice or demand, or prejudice its rights as against Borrower in any respect.

7.           Exoneration of the Purchaser. Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Purchaser shall have no duty with respect thereto. The Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Purchaser in good faith.

8.           Waiver. No delay on the Purchaser's part in exercising any power of sale or other right hereunder, and no notice or demand which may be given to or made upon Borrower by the Purchaser with respect to any power of sale or other right hereunder, shall constitute a waiver thereof, or limit or impair the Purchaser's right to take any action or to exercise any power of sale or any other right hereunder, without notice or demand, or prejudice the Purchaser's rights as against Borrower in any respect.

9.           Assignment. Neither party may assign its rights under this Agreement, except that in the event of assignment by the Purchaser of its rights under the Loan Agreement in accordance therewith, the party to whom such assignment is made shall be entitled to the Purchaser's rights hereunder.

10.         Termination. At such time as (a) the amounts owed by the Borrower to the Purchaser shall have been fully satisfied pursuant to the Purchase Agreement, the Purchaser shall deliver to Borrower the Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the lien hereof and all of Borrower's obligations hereunder shall thereupon terminate. When so released, such Collateral shall be free and clear of any lien or encumbrance hereunder or under the Purchase Agreement.

11.         Expenses. Borrower will reimburse the Purchaser for all expenses (including reasonable expenses for legal services of every kind) of, or incidental to the preparation or enforcement of any of the provisions of, this Agreement or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral and for the care of the Collateral and defending or asserting the rights and claims of the Purchaser in respect of the Collateral, by litigation or otherwise, including, but not limited to, expenses of insurance and the fees and expenses of counsel for the Purchaser. All such expenses shall be deemed additional Obligations.

12.         Miscellaneous.

(a)         The Purchaser may execute any of its duties hereunder by or through agents or employees. The Purchaser may consult with legal counsel and any action taken or suffered in good faith in accordance with the advise of such counsel shall be full justification and protection to it.

(b)         Neither the Purchaser nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for their own gross negligence or willful misconduct and the Purchaser shall not be liable for any error of judgment made by it in good faith.

(c)         This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Purchaser and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Purchaser and Borrower.

(d)         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

13.         Further Assurances; the Purchaser May Perform.

(a)         At Borrower's expense, Borrower will do all such acts, and will furnish to the Purchaser all such financing statements, certificates, legal opinions and other documents and will do or cause to be done all such other things as the Purchaser may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights intended to be granted to the Purchaser hereunder. To the extent permitted by applicable law, Borrower hereby authorizes the Purchaser to execute and file, in the name of Borrower or otherwise, Uniform Commercial Code financing statements (which may be photocopies of this Agreement) which the Purchaser in its sole discretion may deem necessary or appropriate.

(b)         If Borrower fails to perform any act required by this Agreement, the Purchaser may perform, or cause performance of, such act, and the expenses of the Purchaser incurred in connection therewith shall be governed by Section 11 hereof.

14.         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

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DELAFIELD INVESTMENTS LIMITED, as Collateral Agent

By:

Name:

Title:

XPRESS GROUP INTERNATIONAL LIMITED

By:

Name:

Title:

DOMINICK MEMBERSHIP, LLC

By:

Name:

Title:

AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:

Name:

Title: